Exhibit 10.21

CUMMINGS PROPERTIES, LLC

STANDARD FORM

W02210060-KLM-F

LEASE EXTENSION # 2

In connection with a lease in effect between Cummings Properties, LLC, LESSOR, and Abpro Corporation.

LESSEE, at 65, 68, 69, and 70 Cummings Park Woburn, Massachusetts (“premises” or “leased premises”), fully executed on July 2, 2014 (as amended and/or extended, the “lease”), and currently scheduled to terminate on September 30, 2021, unless otherwise terminated or extended as provided in the lease, and in consideration of the mutual benefits to be derived herefrom, the parties hereby agree to amend said lease, including its terms, conditions, covenants, and obligations (“terms”), as follows:

1.

The lease is hereby extended for an additional term of four years and is now currently scheduled to terminate at noon on September 30, 2025, unless otherwise terminated or extended as provided in the lease.

2.	[This Paragraph Does Not Apply]

3.

No oral, facsimile, or electronic (e.g., email, text, social media, etc.) notice has any force or effect under the lease. Delivery of written notice to LESSOR is acceptable by hand or by first class mail, in addition to the methods listed in Section 21 of the lease, but LESSEE bears all risks associated with said delivery methods, including proof of receipt by LESSOR. All other terms of said Section 21 continue to apply.

4.

LESSOR shall, if requested by LESSEE, provide construction and design services, at LESSOR’s then-current standard Additional Work Authorization rates and charges, for alterations necessitated by LESSEE’s use of 65 Cummings Park (“65 CP”) (only) according to a plan to be mutually agreed upon by both parties (the “65 CP Plan”), provided (i) said plan is mutually agreed upon on or before 4:00 PM on August 30, 2021, (ii) LESSEE is not then in arrears of any rent or invoice payment or otherwise in default of the lease, and (iii) said alterations shall be performed by LESSOR or LESSOR’s agents (said services, the “65 CP Work”). All such alterations shall be considered “non-building standard” for maintenance purposes pursuant to Section 10 of the lease. LESSOR agrees to waive the charges for up to $68,384 of the 65 CP Work and all other charges shall be at LESSEE’s sole expense. LESSEE shall pay all charges in excess of said $68,384 allowance to LESSOR within five business days following the date on which the parties mutually agree upon the 65 CP Plan, whereupon LESSOR shall promptly commence the 65 CP Work and diligently pursue completion thereof following receipt of a building permit for said work.

5.

LESSEE shall move its furniture, furnishings, equipment, inventory, and other property as requested by LESSOR to enable LESSOR to carry out the 65 CP Work, which shall be performed during LESSOR’s normal business hours (only).

6.	* Whenever LESSOR’s or LESSEE’s consent, agreement, or approval is required under the lease, said consent, agreement, or approval shall not be unreasonably withheld or delayed.

7.

* If LESSOR consents to a sublease or an assignment of the lease, LESSEE shall pay LESSOR on the first day of each month throughout the period of the sublease or assignment, 50 percent of any amount by which the payments due to LESSEE under the sublease or assignment exceed the rent payment due from LESSEE to LESSOR for that month. Such amount shall, however, be calculated on a proportionate basis in the case of a sublease of only a portion of the premises.

8.

Upon full execution of this extension, the non-renewal fee of $64,276 provided for in Section 15 of Lease Extension #1 shall immediately be deemed satisfied and no longer due and payable from LESSEE to LESSOR, and therefore said Section 15 of Lease Extension #1 shall be deleted and of no further force or effect.

W02210060-KLM-F

LEASE EXTENSION

(continued)

9.

LESSEE’s proportionate share of parking spaces while the premises consist of approximately 13,974 square feet at 65, 68, 69, and 70 Cummings Park shall be 32 spaces (including short term, visitor, and handicap accessible).

10.

* Each of the parties (i) acknowledges and agrees that it is entering into this extension voluntarily during difficult economic times resulting from a global pandemic, and (ii) hereby fully and finally waives any and all claims whatsoever, it has now or may have in the future, that this extension is unenforceable, in its entirety or in part, due to global, national, or local circumstances relating in any way to the COVID-19 pandemic or other similar situation.

This extension shall not bind any party in any manner whatsoever until it has been executed by all parties. All other terms of the lease shall continue to apply, and to the extent any inconsistency exists between this extension and the lease, the terms herein shall control and supersede any earlier provisions. In witness whereof, LESSOR and LESSEE, intending to be legally bound, have caused this extension to be executed this 9th day of March, 2021.

LESSOR: CUMMINGS PROPERTIES, LLC		LESSEE: ABPRO CORPORATION

By:	/s/ [Illegible]	By:	/s/ Ian Chan
	Duly authorized		Duly authorized
		Print name:	Ian Chan
		Title:	CEO